Exhibit 10.22

November 13, 2024

Esther Rajavelu

515 East 86th Street

Apt. 2105

New York, NY 10028

Dear Esther:

We would like to sincerely thank you for your many contributions to Spero Therapeutics, Inc. (“Spero” or the “Company”) to date. We have important strategic goals to accomplish as we continue to progress our ongoing programs and, in recognition of the key role you play for the Company, I am pleased to offer you a special retention bonus on the terms specified below.

1.
If you remain actively employed with the Company and in good standing through the achievement of (i) two performance milestones relating [***] (the “Clinical Execution Milestones”) and (ii) [***] (the “Stockholder Value Added Milestone,” and together with the Clinical Execution Milestones, the “Milestones”), each as set forth in Appendix A attached hereto, the Company will pay you a retention bonus in cash in the total amount equal to seventy-five percent (75%) of the aggregate of your current base salary plus target annual bonus as of the date of this letter, less all applicable withholdings and deductions required by law (the “Retention Bonus”). For purposes of this letter, “good standing” means that for the entire period between the date of this letter and the achievement of the Milestones you: (i) are not subject to any written disciplinary action or written performance improvement plan; (ii) have not been terminated from your employment by the Company for “Cause” (as defined in your current employment agreement with the Company); and (iii) have not resigned or provided notice of resignation.
2.
The Retention Bonus will be payable in three equal installments based on achievement of each of the three Milestones. The Compensation Committee of the Board of Directors (the “Compensation Committee”), in its sole discretion, retains the right to determine the achievement of the Milestones for payment of the Retention Bonus, and the date the Compensation Committee makes such determination will be deemed to be the date of “achievement” of the applicable Milestone for purposes of this letter.
3.
If, after the first Clinical Execution Milestone is achieved and before the second Clinical Execution Milestone is achieved, you voluntarily terminate your employment with the Company or if you do not remain an employee in good standing through the date of achievement of the second Clinical Execution Milestone, you agree to repay the Company the gross amount of the Retention Bonus that has been paid to you within thirty (30) days of your termination or the date upon which you are notified that you are no longer in good standing. The requirement to repay the Retention Bonus in the aforementioned scenarios is applicable until the second Clinical Execution Milestone is achieved.

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[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 10.22

4.
In the event of a Change in Control of the Company prior to [***], the full Retention Bonus (or the balance of the Retention Bonus that remains unpaid) will be accelerated and paid in full upon the consummation of the Change in Control. For the purpose of this letter, “Change in Control” means the occurrence of any of the following events:
(i)
Ownership. Any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities (excluding any voting securities held by the Company, or any affiliate, parent or subsidiary of the Company, or by any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions; or
(ii)
Merger/Sale of Assets. (A) A merger or consolidation of the Company, whether or not approved by the Board of Directors (the “Board”), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of any such corporation) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; (B) or the Company’s stockholders approve an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or
(iii)
Change in Board Composition. A change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of Company as of the date of this letter, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors, or by a committee of the Board made up of at least a majority of the Incumbent Directors, at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors).
5.
If your employment ends before the Clinical Execution Milestones are achieved and prior to [***] as a result of the termination of your employment by the Company other than for Cause, then the two-thirds of the Retention Bonus relating to the Clinical Execution Milestones (to the extent not yet paid to you) will be fully accelerated as of the date of termination of employment, subject to the effectiveness of a separation agreement between you and the Company in a form provided by the Company.

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[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 10.22

6.
If, as determined by the Compensation Committee in its sole discretion, our partner to the Exclusive License Agreement, dated as of September 21, 2022, GSK, materially alters the PIVOT‑PO development plan or undertakes any other action that prevents or indefinitely delays the achievement of either or both of the Clinical Execution Milestones, then the two-thirds of the Retention Bonus relating to the Clinical Execution Milestones (to the extent not yet paid to you) will be paid in full on [***].
7.
Nothing in this letter alters the at-will nature of your employment or guarantees you employment for a specific period of time. Both you and the Company continue to retain the right to end the employment relationship at any time and for any reason.
8.
The Company may withhold from the Retention Bonus such federal, state and local taxes as are required to be withheld pursuant to any applicable law or regulation. The Company is not making any representations or warranties to you with respect to the income tax consequences of the Retention Bonus. You are hereby advised to consult your own tax advisor with respect to the tax consequences of to you of the Retention Bonus and, if applicable, the repayment thereof.
9.
If any provision of this letter is held invalid or unenforceable for any reason, the remaining provisions will continue to be valid and enforceable. If a court finds that any provision of this letter is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision will be deemed to be written, construed, and enforced as so limited.
10.
This letter may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
11.
This letter sets forth the full understanding and agreement of the parties with respect to its subject matter. It therefore supersedes all prior representations, understanding or agreements between you and the Company with respect to the Retention Bonus, whether written or oral. The terms of this letter will be governed by and construed in accordance with the laws of the state of Massachusetts, without reference to rules relating to conflicts of laws and may only be modified in a subsequent written document signed by an authorized representative of the Company.

If you would like to be eligible for the Retention Bonus described above and are otherwise in agreement with the terms of this letter, please sign below where indicated and return it to me no later than November 13, 2024. If you do not return a signed copy of this letter by that date, you will not be eligible for the Retention Bonus.

Thank you again for your service to Spero and your continued dedication to our mission to bring innovative therapies to patients.

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[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 10.22

Very truly yours,

/s/ James P. Brady

James P. Brady
Chief Human Resources Officer

AGREED TO:

November 13, 2024

Date

/s/ Esther Rajavelu

Esther Rajavelu

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[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 10.22

Appendix A

The Compensation Committee of the Board of Directors, in its sole discretion, retains the right to determine the achievement of the milestones set forth below for payment of the Retention Bonus, and the date the Compensation Committee makes such determination will be deemed to be the date of “achievement” of the applicable Milestone.

Milestone	Description	Weight
Clinical Execution Milestone 1	[***]	1/3
Clinical Execution Milestone 2	[***]	1/3
Stockholder Value Added Milestone	[***]	1/3

Appendix A